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EXHIBIT 10.AM -- 1998 Long-Term Equity Incentive Plan

                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

SBS Technologies, Inc. (hereinafter referred to as the "Company"), a New Mexico corporation, hereby establishes the 1998 Long-Term Equity Incentive Plan (the "Plan") to promote the interests of the Company and its shareholders through the
(i) attraction and retention of directors, executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance- related and stock-based incentives linked to longer-range performance goals and the interests of Company shareholders; and (iii) enabling of these directors and employees to share in the long-term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under
Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine under its sole and complete discretion at the time of grant, subject to the provisions of this Plan document and applicable law.

SECTION 2.  EFFECTIVE DATE AND DURATION

The Plan was approved by the Committee and the Board of Directors on September 15, 1997. Subject to shareholder approval, the Plan shall be effective on September 15, 1997; however, any Award granted under this Plan before the Plan is approved by shareholders, shall be granted subject to shareholder approval of the Plan. The Plan shall expire on January 1, 2008; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

SECTION 3.  DEFINITIONS

Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

3.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

3.2 "Award" means individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or other Stock Unit Awards.

3.3 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

3.4 "Award Agreement" or "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

3.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

3.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

3.7 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm. The date of exercise of a Cashless Exercise shall be the date the broker executes the sale of exercised Shares, or if no sale is made, the date the broker receives the exercise loan notice from the Participant to pay the Company for the exercised Shares.

3.8 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

         hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided, that without limitation, such a Change in Control shall be deemed to have occurred at such time as a "person" (as used in Section 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote in elections of directors; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall be, for purposes of this subsection (b), considered as though such person were a member of the Incumbent Board. Notwithstanding the foregoing definition, no Change in Control shall be deemed to have occurred unless and until the Participant has actual knowledge from one of the following sources: a report filed with the Securities and Exchange Commission, a public statement issued by the Company, or a periodical of general circulation, including but not limited to The New York Times or The Wall Street Journal.

3.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

3.10 "Committee" means the Compensation Committee of the Board which will administer the Plan pursuant to Section 4 herein.

3.11 "Common Stock" or "Stock" means the Common Stock of the Company, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

3.12 "Company" means SBS Technologies, Inc., including all Affiliates and Subsidiaries, or any successor thereto.

3.13 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder.

3.14 "Department" means the Department of the Company responsible for Human Resources.

3.15 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

3.16 "Director" shall mean a non-employee member of the Board of Directors as defined in rule 16b.

3.17 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "total disability" in the Long-term Disability Plan of the Company currently in effect and as amended from time to time; or (ii) a determination by the Committee of "total disability" based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

3.18 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed.

3.19 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but before the Company's normal retirement date as stated in its employee policies.

3.20     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.21 "Executive Officer" means those individuals designated as "officers" for purposes of Section 16 of the Securities Exchange Act of 1934 by the Board.

3.22 "Fair Market Value" means, on any given date, the closing price of the Stock as reported on the NASDAQ on the immediately preceding trading day, all as reported by such source as the Committee may select.

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

3.23 "Full-time Employee" means an employee designated by the Company as being a "regular, full-time employee" who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part-time, temporary, leased or contract employees and consultants to the Company.

3.24 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 7 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

3.25 "Key Employee" means an officer or other employee of the Company, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company.

3.26 "Nonqualified Stock Option" or "NQSO" means an Option to purchase Stock, granted under Section 7 herein, which is not intended to be an Incentive Stock Option.

3.27 "Normal Retirement" means the retirement of any Participant under the Company's Defined Benefit Retirement Plan at age 65.

3.28     "Option" means an Incentive Stock Option or a Nonqualified Stock
         Option.

3.29 "Other Stock Unit Award" means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

3.30 "Participant" means a Key Employee or Director who has been granted an Award under the Plan.

3.31 "Performance Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

3.32 "Performance Measures" mean, unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general performance measures set forth in this article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, measure(s) chosen from among the following alternatives:

         (a)      Total shareholder return (absolute or peer-group comparative)

         (b)      Stock price increase (absolute or peer-group comparative)

         (c) Dividend payout as a percentage of net income (absolute or peer-group comparative)

         (d)      Return on equity (absolute or peer-group comparative)

         (e) Return on capital employed (absolute or peer-group comparative)

         (f) Cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

         (g)      Economic value added (income in excess of capital costs)

         (h)      Market share

         (i)      Earnings Per Share (absolute or peer-group performance)

         (j) Growth in Earnings Per Share (absolute or peer-group performance)

         (k) Net income (either pre-tax or after-tax and either absolute or peer-group performance)

         (l) Operating earnings, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA") (absolute or peer-group performance)

         (m) Annual revenues and growth in revenues (absolute or peer-group performance)

3.33 "Performance Award" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

3.34 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

3.35 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the value of Stock in a manner deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

3.36 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

3.37 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 9 of the Plan.

3.38     "Person" shall have the meaning ascribed to such term in Section 3 (a)
         (9) of the Exchange Act and used in Sections 13 (d) and 14 (d) thereof, including a "group" as defined in Section 13 (d).

3.39 "Plan" means the SBS Technologies, Inc. 1998 Long-Term Equity Incentive Plan as herein described and as hereafter from time to time amended.

3.40 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 9 of the Plan.

3.41 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 31, 1996, effective August 15, 1996), or any successor rule as amended from time to time.

3.42 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

3.43 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

3.44     "Stock" or "Shares" means the Common Stock of the Company.

3.45 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the date of grant of the Stock Appreciation Right.

3.46 "Stock Unit Award" means an Award of Common Stock or units granted under Section 11 of the Plan.

3.47 "Sub-Plan" means a written document that permits the grant of Awards consistent with the provisions of this Plan.

3.48 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

SECTION 4.  ADMINISTRATION

4.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

         the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in oral or written form or as permitted by applicable law. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

4.2 Selection of Participants. The Committee shall have sole and complete discretion to determine those Key Employees and Directors who shall participate in the Plan. The Committee may request recommendations for individual Awards from the Chief Executive Officer of the Company and may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

4.3 Award Agreements and Sub-Plans. Each Award granted under the Plan shall be granted either under the terms of an Award Agreement and/or a Sub-Plan. Award Agreements and Sub-Plans shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of transferability, a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant of the Award. If the Award is granted under the terms of an Award Agreement, the Award Agreement shall be signed by an authorized representative of the Company and the Participant, and a copy of the signed Award Agreement shall be provided to the Participant. If the Award is granted under the terms and conditions of a Sub-Plan, the Sub-Plan shall be approved by the Committee as an Exhibit to the Plan, and a copy of the Sub-Plan or a summary description thereof shall be provided to each Participant.

4.4 Committee Decisions. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company's Board of Directors or shareholders prior to any such sale, award or grant.

4.5 Rule 16b-3 and Section 162(m) Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3 or Section 162(m).

4.6 Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 5.  ELIGIBILITY

The Committee in its sole and complete discretion shall determine the Key Employees, including officers and Directors, who shall be eligible for participation under the Plan, subject to the following limitations: (i) no member of the Committee or Director shall be eligible to participate under the Plan except with full Board approval; (ii) no person owning, directly or indirectly, more than 15% of the total combined voting power of all classes of Stock shall be eligible to participate under the Plan, and (iii) only Full-time Employees shall be eligible to participate under the Plan, except that Directors may be granted Nonqualified Stock Options or Restricted Stock awards.

SECTION 6.  SHARES SUBJECT TO THE PLAN

6.1 Number of Shares. Subject to adjustment as provided in Section 6.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 1,500,000 Shares of Common Stock, which may be in any combination of Options, Restricted Stock, or any other rights or Options. Shares of Common Stock may be available from the authorized but unissued Shares of Common Stock, or any Shares of Common Stock acquired by the Company, including Shares of Common Stock purchased in the open market. Except as provided in Section 6.2 and 6.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

6.2 Lapsed Awards of Forfeited Shares. If (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter again be available for grant of an Award under the Plan.

6.3 Delivery of Shares as Payment. If a Participant pays for any Option or other Award granted under the Plan or for withholding taxes through the delivery of previously acquired shares or withholding of shares of Common Stock, or withholding of shares of common stock which otherwise would have been issued, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of Shares surrendered by the Participant, or withheld, subject to Rule 16b-3 as interpreted by the Securities and Exchange Commission or its staff.

6.4 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events include but are not limited to the following:

         (a) If the outstanding Shares of the Company are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 6.1 herein, (ii) the type of Shares or others securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase as to which such Options remain exercisable or Restricted Stock releasable.

         (b) If other events not specified above in this Section 6.4, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event affect the Common Stock such that an

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

                  adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of Shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable. Any adjustment as provided above shall be subject to any applicable restrictions set forth in Section 13 or in Section 162(m).

         (c) Any adjustment made by the Committee pursuant to the provisions of this Section 6.4, subject to approval by the Board of Directors, shall be final, binding and conclusive. A notice of such adjustment, including identification or the event causing such an adjustment, the calculation method of such adjustment and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments, and shall be forfeited.

SECTION 7.  STOCK OPTIONS

7.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees and Directors as it shall determine, provided however, that Directors may only receive NQSO's. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or transferability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Notwithstanding the preceding, grants to Directors must be approved by the full Board. Each Option grant shall have such specified terms and conditions detailed in an Award Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option.

7.2 Option Price. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined at the time of grant and by the Committee, subject to the limitation that the Option Price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

7.3 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option may be exercisable after the expiration of ten years from the Grant Date.

7.4 Method of Exercise. Options shall be exercised by the delivery of a written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) or withholding (in the case of NQSO=s) shares which would otherwise be acquired upon exercise, valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. In addition, any NQSO granted under the Plan may provide, at the committee=s discretion, that payment of the exercise price may also be made in whole or in part in the form of shares of common stock subject to risk of forfeiture or other restrictions. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, Stock certificates in an appropriate amount based upon

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

         the number of Shares with respect to which the option is exercised, issued in the Participant's name.

7.5 Notice. Each Participant shall give prompt notice to the Company of any disposition of Shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the date of grant or one (1) year after the date of transfer of such Shares to the Participant upon the exercise of such Incentive Stock Option.

7.6 Maximum Award. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 8.  STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and applicable law, the Committee at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time.

8.2 Price. The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

8.3 Exercise. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right.

8.4 Payment. Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of Exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised.

8.5 Maximum Award. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 9.  RESTRICTED STOCK

9.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefore (except for applicable tax withholding) other than the rendering of services and/or until other considerations are satisfied as determined by the Committee at its sole discretion.

9.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, including, but not limited to the Performance Measures set out in Section 3.33, and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such Shares under the Plan are listed.

9.3 Removal of Restrictions. Except as otherwise noted in this Section 9, Restricted Stock covered by each Award made under the Plan shall be provided and become freely transferable by the

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

         Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 9, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the stockholders of the Company. If the grant of Restricted Stock is performance based, the total Restricted Period for any or all shares or units of Restricted Stock so granted shall be no less than one (1) year. Any other shares of Restricted Stock issued pursuant to this
         Section 9 shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of Restricted Stock at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third (1/3) of the Shares at the end of each subsequent year. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the Grant Date, except in the event of a Change in Control.

9.4 Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

9.5 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

9.6 Maximum Award. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 10.  PERFORMANCE BASED AWARDS

10.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Measures and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefore (except for applicable tax withholding) other than the rendering of services.

10.2 Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Measures in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Measures are met will determine the value of the Performance Unit to the Participant or the number of Performance Shares earned by the Participant. Such Performance Measures may be particular to a Participant, may relate to the performance of the Subsidiary or Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The terms and conditions of each Performance Award will be set forth in an Agreement and/or a Sub-Plan.

10.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Measures established by the Committee and set forth in the Agreement and/or Sub-Plan have been satisfied.

10.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

10.5 Maximum Award. Each Participant's Award shall be limited to the maximum Award set out in Section 12 of this Plan.

SECTION 11.  OTHER STOCK BASED AWARDS

11.1 Grant of Other Stock Based Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 7 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") of the Award. The Award Agreement and/or Sub-Plan shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

11.2 Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

         (a) Common Stock or other securities issued pursuant to Other Stock Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death of the Participant. All rights with respect to such other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal guardian.

         (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

         (c) The Committee, in its sole and complete discretion, may establish certain Performance Measures that may relate in whole or in part to receipt of the Stock Unit Awards.

         (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

         (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

11.3 Election by Directors. For any service year as a Director of the Company, a Director may elect to have up to 100% of the Director's cash compensation to be payable by the Company during that year for the Director's services as a Director applied to the purchase of shares of Common Stock ("Elected Amount"), as provided in this Section. "Service year" means the period of a Director's service beginning upon the Director's election or appointment and ending at the next meeting of shareholders of the Company at which Directors are elected, but will never be less than three months. The Director must notify the Board of Directors in writing of that election before the first day of the service year for which the election is made, or as required by Section 16(b), (or before such later date as may be approved by the Board of Directors). Unless otherwise determined by the Board of Directors, a separate election must be made for each service year. An election made pursuant to this Section shall be irrevocable from and after the first day of that service year; provided, however, that an election made during a service year for the remaining portion of that

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

         service year shall be irrevocable from and after the date the election is made. Elections shall be made on a form prescribed by the Board of Directors.

11.4 Issuance of Shares Pursuant to Election. Promptly following the end of each year of a Director's service, the Company shall, subject to the provisions of this Section, issue to each Director who elected to receive shares of Common Stock, effective as of the last day of that service year, a number of whole shares determined by the Board of Directors. This issuance shall be deemed to be a separate Share Award made to the Director. No fractional shares of Common Stock shall be issued to an electing Director by the Company under this Section, and no cash payment or other adjustment shall be made in respect of any such fractional share that would otherwise be issuable.

11.5 Eligibility of Electing Director. A Director must be serving as a Director on the last day of the service year in order to be eligible to receive shares of Common Stock pursuant to this Section in respect of the Director's Elected Amount, if any, for that service year. Any Director who becomes ineligible to receive shares of Common Stock in respect of the Director's Elected Amount for a service year because the Director's service as a Director terminated before the last day of the service year shall be paid any earned amounts of the Elected Amount in cash, without interest, as promptly as practicable following the date of the termination of service, and the election made by that Director with respect to the Elected Amount shall be null and void effective as of the date of that termination of service.

11.6 Restrictions on Transfer of Shares. No shares issued to a Director in respect of an Elected Amount shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Director, other than by will or pursuant to the laws of descent or distribution (unless otherwise permitted under Section 16(b), as determined by the Board of Directors in its sole discretion, and at the Board's sole option), until six months have elapsed from the effective date of issuance of those shares. The Company shall hold the certificates representing those shares (and any other securities distributed in respect of them) for the Director's benefit until the restrictions on transfer have lapsed. Subject to the restrictions of this paragraph, a Director shall have all rights as a shareholder, including voting rights and the right to receive dividends and distributions, with respect to the Director's shares.

SECTION 12.  SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Unless the Committee in its sole discretion determines that any Award made to a Covered Employee is not intended to qualify for the exemption for performance-based compensation under Section 162(m), Awards subject to Performance Measures paid to Covered Participants under this Plan shall be governed by the conditions of this Section 12 in addition to the requirements of Sections 9, 10 and 11 above. Should conditions set forth under this Section 12 (when applicable) conflict with the requirements of Sections 9, 10, and 11, the conditions of this Section 12 shall prevail.

         (a) Performance Measures for Covered Participants shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date during the Performance Period as may be permitted under Section 162(m). Performance Measures for Covered Participants may include alternative and multiple Performance Measures and may be based on one or more business criteria.

         (b) All Performance Measures must be objective and must satisfy third party "objectivity" standards under Section 162(m).

         (c) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

         (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to the relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

                  Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

         (e) The maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 9, 10, and 11 for any Performance Period is $1,500,000. The maximum number of shares of Stock subject to Options, Stock Appreciation Rights and/or Restricted Stock granted to any Covered Participant for any Performance Period shall be 300,000 Shares.

         (f) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 12.

SECTION 13.  GENERAL PROVISIONS

13.1 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld with respect to the Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

13.2 No Right to Employment. No granting of an Award shall be construed as a right to employment with the Company.

13.3 Rights as Shareholder. Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such Shares. Notwithstanding the aforementioned with respect to Stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such Shares. As such, unless contrary to the provisions herein or in any such related Award Agreement, such stockholders shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder.

13.4 Construction of the Plan. The Plan, and its rules, rights, Agreements, Sub-Plans and regulations, shall be governed, construed, interpreted and administered in accordance with applicable Federal laws, or to the extent that Federal laws do not apply, the laws of the State of New Mexico. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, or portion of provision, of the Plan overall, which shall remain in full force and effect.

13.5 Amendment of Plan. The Committee or Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement for the performance-based compensation exception under Section 162(m). The Committee in its discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

13.6 Amendment of Award. At any time and in its sole and complete discretion, the Committee may amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations subsequent to the date of grant, and have an impact on the Award; or (ii) for any other reason not described in clause (i) provided the Participant gives his or her consent to such amendment.

13.7 Exemption from Computation of Compensation for Other Purposes. By accepting an Award under this Plan, each Participant agrees that such Award shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" for purposes of

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                             SBS TECHNOLOGIES, INC.
                      1998 LONG-TERM EQUITY INCENTIVE PLAN

         calculating benefits under pension, profit sharing, disability, severance, life insurance, and other employee benefit plans of the Company, except as otherwise provided in those benefit plans.

13.8 Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

13.9 Executive Officers and Covered Participants. All Award Agreements and/or Sub-Plans for Participants subject to Section 16(b) shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Committee, in its sole discretion, determines that an Award to a Covered Participant is not intended to qualify as exempt performance-based compensation.

13.10 Change in Control. In the event of a Change in Control, the Committee may, in its sole and complete discretion, accelerate the payment or vesting of any Award and release any restrictions on any Awards.

13.11 Divestiture. In the event of a Divestiture, the Committee may, in its sole and complete discretion, accelerate the payment or vesting of any Award and release any restrictions on any Awards.

13.12 Unfunded Obligation. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants or any Designated Beneficiary. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create a trust of any kind, or a fiduciary relationship between the Company and/or the Committee, and the Participants and/or any Designated Beneficiary. To the extent that any Participant or Designated beneficiary acquires a right to receive payments under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

13.13 Plan Expenses. All reasonable expenses of the Plan shall be paid by the Company.